UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 17, 2018, Intrexon Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with JMP Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the issuance and sale of 6,000,000 shares (the “Firm Shares”) of the Company’s common stock, no par value (“Common Stock”), and the grant to the Underwriters of an option to purchase up to an additional 900,000 shares of Common Stock (together with the Firm Shares, the “Shares”) for a period of 30 days from the date of the Underwriting Agreement. The Underwriters fully exercised the option in connection with the closing of the sale of the Firm Shares. Of the Shares sold in the offering, entities with which Randal J. Kirk, our Chairman and Chief Executive Officer, is affiliated (the “Related Purchasers”) purchased 1,000,000 shares at the public offering price of $12.50 per share.

The closing of the sale of the Shares occurred on January 19, 2018, at a purchase price per share paid to the Company of $11.875 (the offering price to the public of $12.50 per share minus the Underwriters’ discount of $0.625 per share), provided that the Underwriters’ discount did not apply to the Shares sold to the Related Purchasers and the Company received $12.50 for those shares. Net proceeds to the Company from the offering are expected to be approximately $82 million after deducting the underwriting discount and other estimated offering expenses payable by the Company.

The Shares were offered and sold pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-220326), previously filed with the Securities and Exchange Commission (“SEC”), including a final prospectus supplement to the prospectus contained therein dated January 17, 2018. A copy of the legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Shares is filed herewith as Exhibit 5.1 hereto.

The Underwriting Agreement includes certain customary representations, warranties, and covenants by the Company, and it provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 17, 2018, between the Company and the Underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrexon Corporation

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: January 19, 2018